UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                            Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified in its Charter)

ACT ACQUISITION SUB, INC.

ALIMENTATION COUCHE-TARD INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 20, 2010, Alimentation Couche-Tard Inc. issued the following press release:

PRESS RELEASE

ALIMENTATION COUCHE-TARD ISSUES STATEMENT ON CASEY’S GENERAL

STORES’ 2010 ANNUAL MEETING OF SHAREHOLDERS AND ISS

RECOMMENDATION

Urges Shareholders of Casey’s General Stores to Vote “FOR”

Alimentation Couche-Tard’s Eight Experienced and Highly Qualified Directors

by Voting the BLUE Proxy Card Today

ATD.A, ATD.B / TSX

Laval, Québec — September 20, 2010 – Alimentation Couche-Tard Inc. (“Couche-Tard”) today issued the following statement regarding the Casey’s General Stores, Inc. (“Casey’s”) (Nasdaq: CASY) 2010 Annual Meeting of Shareholders scheduled to be held on September 23, 2010 and a recent report from Institutional Shareholder Services (“ISS”).

The 2010 Annual Meeting of Shareholders of Casey’s is only days away, but Casey’s has failed to announce any concrete developments relating to 7-Eleven’s non-binding, preliminary indication of interest conveyed to Casey’s in a telephone call on September 2, 2010, unlike Couche-Tard’s $38.50 per share firm, fully-financed, all-cash offer to acquire all of the outstanding shares of Casey’s. As previously noted, the current difference in price between Couche-Tard’s offer and 7-Eleven’s non-binding, preliminary indication of interest is merely 4%. Yet, the Casey’s Board has authorized discussions to explore a transaction with 7-Eleven while rejecting our request to be included in a full and fair process.

We believe that disclosure of 7-Eleven’s preliminary, non-binding indication of interest is yet another attempt to obfuscate the choices that have been presented to the Casey’s shareholders regarding the future of Casey’s. In fact, Casey’s today announced that it merely remains in discussions with 7-Eleven and confirmed that the outcome of its discussions with 7-Eleven will not be determined prior to the Annual Meeting. We, on behalf of the Casey’s shareholders, challenge the Casey’s Board and management to immediately disclose the terms and conditions of 7-Eleven’s current proposal. In the face of this challenge, Casey’s reluctance to disclose any such terms and conditions can only lead to the inference that Casey’s disclosure of 7-Eleven’s preliminary, non-binding indication of interest was a smokescreen designed by Casey’s to obtain votes in favor of its incumbent directors by hinting at a potential transaction on the eve of the Annual Meeting without the intention of pursuing any transaction that would be contrary to promoting their self-interest.

As previously stated, if provided the opportunity to participate in a fair process, to meet and discuss the terms of a mutually satisfactory transaction with the Casey’s management and to conduct a confirmatory due diligence review of Casey’s, we would be willing to increase our offer price. Yet, the Casey’s Board has refused, as confirmed by Casey’s today, to delay the Annual Meeting until the conclusion of such a process so that the shareholders of Casey’s have the opportunity to consider the results of the process. There is no guarantee that the Casey’s Board will fulfill its fiduciary obligations to you and maximize the value of the Casey’s shareholders’ investment in Casey’s by conducting a full and fair process or even continuing to evaluate a transaction with 7-Eleven.

Furthermore, the recent press releases issued by Casey’s are misleading and incomplete, as Casey’s fails to note that, in fact, ISS, in its September 15, 2010 report, urged the Casey’s shareholders to show discontent with the Casey’s Board by recommending that the shareholders of Casey’s withhold their votes from Casey’s lead independent director William C. Kimball and executive committee member Kenneth H. Haynie. We are pleased that ISS made such a recommendation and confirmed that Couche-Tard’s all-cash, fully-financed offer is the only formal offer that Casey’s has received. We are also pleased that ISS endorsed Couche-Tard’s request to delay the upcoming Annual Meeting by two to three weeks to allow Casey’s to complete a full and fair sale process and report the results of such process to its shareholders prior to the Annual Meeting. As ISS notes, and we agree, shareholders of Casey’s have had very little visibility with respect to the two competing bids involving a strategic transaction and Casey’s has failed to provide a compelling reason in support of its decision not to delay the Annual Meeting until the shareholders of Casey’s are able to gain better visibility.

In its September 15, 2010 report, ISS noted1:

“Several of the responses by the CASY board, however, raise questions about whether the board’s defensive actions were designed entirely to protect shareholder value, rather than ensure independence regardless of how compelling an offer a bidder makes. In particular, we note the board’s acceptance of a very expensive change-in-control provision in the debt instruments which funded the self-tender, despite the fact the company was already in play. We also question the board’s decision to proceed with the scheduled annual meeting date despite the late emergence of a second bidder, and the fact shareholders currently have very little visibility into the rapidly-evolving dynamics of two bids for a strategic transaction.”

ISS has clearly recognized that the Casey’s Board has taken a number of inappropriate defensive actions, which raise serious doubts about the motivation and incentives of the incumbent Casey’s Board.

We believe that ISS’ goal of ensuring a fair sale process would be best served by electing all eight of Couche-Tard’s nominees to the Casey’s Board at the Annual Meeting. Electing all of Couche-Tard’s nominees will bring accountability and transparency to the Casey’s Board. Couche-Tard’s independent nominees are committed to maximizing value for all of the Casey’s shareholders and, if elected, will do

[1]	Permission to use quotations was neither sought nor obtained.

whatever is required to accomplish this goal. The shareholders of Casey’s deserve a Board that is committed to maximizing the value of their investment in Casey’s.

Couche-Tard urges the shareholders of Casey’s to vote to elect its eight new, independent nominees to the Casey’s Board by signing, dating and returning the BLUE proxy card. If the shareholders of Casey’s have already returned or otherwise provided a white proxy card to Casey’s, they may revoke that proxy by voting by telephone or via the Internet (instructions are on the BLUE proxy card) or by signing, dating and mailing a later-dated BLUE proxy card in the postage-paid envelope. Only the latest-dated proxy or a vote in person at the annual meeting will be counted.

If, however, the shareholders of Casey’s do not support Couche-Tard’s full slate of nominees, we urge the shareholders of Casey’s to vote to elect at least three of Couche-Tard’s nominees. Electing at least three of Couche-Tard’s nominees will send a clear message to the Casey’s Board that the shareholders of Casey’s expect the Casey’s Board to conduct a fair and full sale process designed to maximize value for all of the shareholders of Casey’s and ultimately place the decision regarding the future of Casey’s in the hands of the shareholders of Casey’s.

The tender offer documents, including the Offer to Purchase and the Letter of Transmittal and Couche-Tard’s definitive proxy statement in connection with the solicitation of proxies for the 2010 annual meeting of shareholders of Casey’s, have been filed with the Securities and Exchange Commission (“SEC”). The shareholders of Casey’s may obtain copies of the tender offer documents and definitive proxy statement at www.sec.gov. Free copies of such documents can also be obtained by calling Innisfree M&A Incorporated, toll-free at (877) 717-3930.

Credit Suisse Securities (USA) LLC is acting as financial advisor to Couche-Tard and dealer manager for Couche-Tard’s offer. UBS Investment Bank also is acting as financial advisor to Couche-Tard. Dewey & LeBoeuf LLP, Nyemaster, Goode, West, Hansell & O’Brien, P.C. and Davies Ward Phillips & Vineberg LLP are acting as legal counsel. Innisfree M&A Incorporated is acting as information agent for Couche-Tard’s offer and proxy solicitor in connection with the solicitation of proxies for the 2010 annual meeting of shareholders of Casey’s.

About Alimentation Couche-Tard Inc.

Alimentation Couche-Tard Inc. is the leader in the Canadian convenience store industry. In North America, Couche-Tard is the largest independent convenience store operator (whether integrated with a petroleum company or not) in terms of number of company-operated stores. Couche-Tard’s network is comprised of 5,869 convenience stores, 4,141 of which include motor fuel dispensing, located in 11 large geographic markets, including eight in the United States covering 42 states and the District of Columbia, and three in Canada covering all ten provinces. More than 53,000 people are employed throughout Couche-Tard’s retail convenience network and service centers. For more information, please visit: http://www.couche-tard.com/corporate.

Forward-looking Statements

The statements set forth in this communication, which describes Couche-Tard’s objectives, projections, estimates, expectations or forecasts, may constitute forward-looking statements. Positive or negative verbs such as “plan”, “evaluate”, “estimate”, “believe” and other related expressions are used to identify such statements. Couche-

Tard would like to point out that, by their very nature, forward-looking statements involve risks and uncertainties such that its results, or the measures it adopts, could differ materially from those indicated or underlying these statements, or could have an impact on the degree of realization of a particular projection. Major factors that may lead to a material difference between Couche-Tard’s actual results and the projections or expectations set forth in the forward-looking statements include the possibility that Couche-Tard will not be able to complete the tender offer as expected; Couche-Tard’s ability to achieve the synergies and value creation contemplated by the proposed transaction; Couche-Tard’s ability to promptly and effectively integrate the businesses of Casey’s; expected trends and projections with respect to particular products, services, reportable segment and income and expense line items; the adequacy of Couche-Tard’s liquidity and capital resources and expectations regarding Couche-Tard’s financial condition and liquidity as well as future cash flows and earnings; anticipated capital expenditures; the successful execution of growth strategies and the anticipated growth and expansion of Couche-Tard’s business; Couche-Tard’s intent, beliefs or current expectations, primarily with respect to future operating performance; expectations regarding sales growth, gross margins, capital expenditures and effective tax rates; expectations regarding the outcome of various pending legal proceedings; seasonality and natural disasters; and such other risks as described in detail from time to time in the reports filed by Couche-Tard with securities authorities in Canada and the United States. Unless otherwise required by applicable securities laws, Couche-Tard disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking information in this communication is based on information available as of the date of the communication.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The tender offer (the “Tender Offer”) is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, Letter of Transmittal and other related tender offer materials) filed by Couche-Tard and ACT Acquisition Sub, Inc. (“ACT Acquisition Sub”) with the SEC on June 2, 2010. These materials, as they may be amended from time to time, contain important information, including the terms and conditions of the Tender Offer, that should be read carefully before any decision is made with respect to the Tender Offer. Investors and security holders of Casey’s can obtain free copies of these documents and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents can also be obtained by directing a request to Couche-Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930.

Couche-Tard and ACT Acquisition Sub filed a definitive proxy statement on Schedule 14A with the SEC on August 19, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of shareholders of Casey’s. The definitive proxy statement was mailed to the shareholders of Casey’s on or about August 19, 2010. Investors and security holders of Casey’s are urged to read the definitive proxy statement and other documents filed with the SEC carefully in their entirety as they become available because they will contain important information. Investors and security holders of Casey’s can obtain free copies of these documents and other documents filed with the SEC by Couche-Tard through the web site maintained by the SEC at http://www.sec.gov or by directing a request to the Corporate Secretary of Alimentation Couche-Tard Inc., 4204 Industriel Blvd., Laval, Québec, Canada H7L 0E3. Free copies of any such documents can also be obtained by directing a request to Couche-Tard’s information agent, Innisfree M&A Incorporated, at (877) 717-3930. Free copies of the definitive proxy statement and any additional proxy solicitation materials of Couche-Tard and ACT Acquisition Sub can also be obtained through the web site maintained at http://www.ReadOurMaterials.com/Couche-Tard.

Certain Information Regarding Participants

Couche-Tard and ACT Acquisition Sub, its indirect wholly owned subsidiary, and certain of their respective directors and executive officers, and Couche-Tard’s nominees for election to the board of directors of Casey’s at the 2010 annual meeting of shareholders of Casey’s, may be deemed to be participants in the proposed transaction under the rules of the SEC. As of the date of this press release, Couche-Tard is the beneficial owner of 362 shares of common stock of Casey’s (which includes 100 shares of common stock of Casey’s owned by ACT Acquisition Sub). Security holders may obtain information regarding the names, affiliations and interests of Couche-Tard’s directors and executive officers in Couche-Tard’s Annual Report on Form 40-F for the fiscal year ended April 25, 2010, which was filed with the SEC on July 19, 2010, and its proxy circular for the 2010 annual general meeting, which was furnished to the SEC on a Form 6-K on July 19, 2010. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed with the SEC on August 19, 2010.

# # #

Contacts:

Raymond Paré	Joele Frank, Wilkinson Brimmer Katcher
Vice-President and Chief Financial Officer	Matthew Sherman / Eric Brielmann / Eric Bonach
Tel: (450) 662-6632 ext. 4607	Tel: (212) 355-4449
investor.relations@couche-tard.com

Innisfree M&A Incorporated
Alan Miller / Jennifer Shotwell / Scott Winter
Tel: (212) 750-5833